EXHIBIT 32.2

CERTIFICATION OF
CURTIS W. MEWBOURNE / CHIEF EXECUTIVE OFFICER
OF MEWBOURNE DEVELOPMENT CORPORATION
PURSUANT TO 18 U.S.C. § 1350

     I, J. Roe Buckley, Chief Financial Officer of Mewbourne Development Corporation, Managing General Partner of Mewbourne Energy Partners 03-A, L.P. (the “Registrant”), hereby certify that the accompanying report on Form 10-Q, for the quarterly period ended September 30, 2004 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Registrant fully complies with the requirements of that section.

     I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ J. Roe Buckley

Name: J. Roe Buckley
Date: November 11, 2004

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